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                                                                    EXHIBIT 16.1



March 18, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5/TH/ Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Symplex Communications Corporation dated March 16, 1998.

Yours truly,

/s/ Deloitte & Touche LLP

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